UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2009
________________________________

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave. Suite 200
Portland, OR 97201
 (Address of principal executive offices, including zip code)

(503) 827-5271
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers

On October 18, 2009, Dr. Mark A. Philip. PhD resigned as the Chief Executive Officer of Znomics, Inc., effective immediately.  Dr. Philip will remain a director and advisor to Znomics.  Dr. Philip will be compensated at a rate of $250 per hour for services performed as an advisor.  Dr. Philip will not be entitled to any compensation for his service as a director.

On October 21, 2009, the board of directors appointed Znomics’s Chairman of the Board, Dr. Dwight Sangrey, as Chief Executive Officer effective immediately.  Dr. Sangrey will not be entitled to any compensation for his service as Chief Executive Officer. Additional information about Dr. Sangrey may be found in our Annual Report on Form 10-K for the year ended December 31, 2008, which information is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Consulting Agreement, dated October 20, 2009, between the Company and Mark A. Philip

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Znomics, Inc.

/s/ Kerry D. Rea
Kerry D. Rea
Date: October 22, 2009	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Consulting Agreement, dated October 20, 2009, between the Company and Mark A. Philip